PROSPECTUS SUPPLEMENT

to Prospectus Supplement dated March 31, 2000 (to Prospectus dated August 10,
1998)

                           $405,874,000 (APPROXIMATE)
                         WMC MORTGAGE LOAN TRUST 2000-A

                            WMC SECURED ASSETS CORP.
                                     COMPANY

                               WMC MORTGAGE CORP.
                           MASTER SERVICER AND SELLER


The top of page S-46, preceding the word "installed," should read as follows:

     The Subservicer utilizes a computer-based loan servicing system. It provides payment processing and cashier functions, automated payoff statements, on-line collection, statement and notice mailing, along with a full range of investor reporting information. The Subservicer has


                            BEAR, STEARNS & CO. INC.